News Release
Document Security Systems, Inc. Robin Pedace Document Security Systems, Inc. 202.885.5536 Email: robin@documentsecurity.com	Investor contact: Bryan Kobel Hayden Communications, Inc. 646.383.7621 Email: bryan@haydenir.com	Media contact: Kim Allen Dixon Schwabl Advertising 585.899.3273 Email: kim@dixonschwabl.com

For Immediate Release

Document Security Systems Signs Licensing Agreement
with Top Government Printer

Agreement with NPC, Inc. Supports DMC’s Expansion
Into Government Market

ROCHESTER, NY, November 21, 2007 - Document Security Systems, Inc. (AMEX: DMC), a leader in proven, patented optical deterrent technologies and products that protect against counterfeiting and brand fraud due to unauthorized copying, scanning and photo imaging, today announced that it has entered an agreement to partner with one of the nation’s largest government print and mail suppliers, NPC, Inc. (NPC), to deliver innovative anti-counterfeiting and authentication solutions.

As part of the agreement, NPC will partner with Document Security Systems to deliver the AuthentiGuard® technology suite to new customers as well as through established sales channels in the government, healthcare, and academic markets. In the agreement, DMC has granted NPC a non-exclusive license in the United States for the AuthentiGuard® technology suite for which NPC has agreed to pay DMC a minimum annual royalty fee plus a percentage royalty per project. NPC, a privately-owned company, expects its initial sales focus to include its current government and commercial customer base.

The market for anti-counterfeiting and authentification solutions is rapidly expanding as potential customers increasingly recognize the ongoing cost of forged documents, security breaches and brand theft.
•	In the U.S. government market, approximately $500 billion is spent on security programs and initiatives (according to the Department of Treasury) and this amount increases annually.
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Potential healthcare customers include pharmaceutical companies, which recognize annual losses of up to $32 billion globally due to counterfeit drugs. Healthcare fraud, committed by individuals, providers and pharmacies, costs Americans an estimated $54 billion dollars annually, according to the Blue Cross/Blue Shield Federal Employee Program.

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Academic institutions suffer losses of revenue and brand value related to “diploma mills” and counterfeit transcripts which impact the reputation of institutions nationwide. In addition, educators and credentialling associations are continually challenged with exam copying and in maintaining authenticity in books and related materials.

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November 21, 2007 - Document Security Systems Signs Agreement with NPC.

As one of the country’s largest government printers, NPC provides customized print, mail and digital document solutions for a variety of industries. In business for more than fifty years, NPC has worked closely with federal and state governments for more than forty of those years, delivering print, mail, order fulfillment and electronic document services. In 2006, NPC was named the top vendor for the Government Printing Office (GPO) for the second consecutive year. Located in Claysburg, Pennsylvania, with satellite offices in Roaring Spring, Pennsylvania and in Reston, Virginia, NPC’s location is easily accessible to many east-coast metropolitan areas including New York, Philadelphia, Baltimore and the District of Columbia. Already committed to the production of secured printed products and to the handling of confidential data internally, adding DMC’s technologies further emphasize NPC’s focus on protecting critical documents and information.

Mr. Peter Ettinger, President of DMC, commented, “This is a significant agreement for us as it provides Document Security Systems with a new and commanding presence in the government market, which is focused like never before on issues of anti-counterfeiting and security. With this partnership, we have direct access to agencies and integrators working towards use of our products in projects involving security for items such as passport and visas, vital records, and secure identifications.”

He added, “Recently, the Centers for Medicare and Medicaid Services (CMS) mandated the compliance of specific security requirements on prescription pads, which will go into effect next year. Since 9/11, homeland security and the protection of U.S. residents have never been more critical, and with over 300 diploma mills online alone, it is imperative that educational institutions preserve their reputations and safeguard their students. Together with NPC, we will have a more robust sales channel that will also address the government, healthcare and academic fields and we believe this relationship will help us to positively impact each of these areas.”

Mr. Leroy D. Corbin, Vice President, Business Development of NPC, noted, “This partnership represents an opportunity for us to meet the growing demand for print security by working with the global leader of the industry. We're excited at becoming DMC’s implementation arm as well as offering the Company’s technologies to our government and commercial customers as well as opening prospective new markets. As the public is continually challenged by fraud and misuse of information, we believe that this is the right step toward delivering both customer and market solutions.”

DMC’s AuthentiGuard® technologies represent one of the leading anti-counterfeiting print security and authentication technologies on the market today and are the most effective optical deterrent security technologies that work with current models of digital copiers, imaging systems and scanners.

About Document Security Systems, Inc.

Document Security Systems, Inc. (AMEX: DMC) is a leader in proven patented protection against counterfeiting and unauthorized copying, scanning and photo imaging. The company offers a broad portfolio of anti-counterfeiting technologies, processes and products, and provides consulting for customized document security printing solutions. Its various anti-scanning technologies and products are used for currency, vital records, packaging, labels, tickets, ID Cards, passports and gift certificates. Document Security Systems’ products, such as its new AuthentiGuard® Security Paper, protect original documents from copying or duplication. Its strategy is to become the world’s leading producer of cutting-edge security technologies for printed products. More information about Document Security Systems can be found at its websites: www.documentsecurity.com, www.plasticprintingprofessionals.com, and www.authenticate-360.com.

November 21, 2007 - Document Security Systems Signs Agreement with NPC.

About NPC, Inc.

NPC, Inc., a privately-owned company with offices in Claysburg and Roaring Spring, Pennsylvania, and Reston, Virginia, has been supplying government and commercial businesses with print and electronic document solutions for more than fifty years. As the Government Printing Office’s top supplier (2005 and 2006), NPC has a proven record of quality and reliable delivery. Operating a secure production facility, NPC is entrusted with critical document production using custom solutions involving a wide-scope of services including: print, publication management and fulfillment, mail preparation and inserting, and electronic conversion services. A strong commitment to customer success through “listening, understanding, and delivering” has allowed NPC to develop and maintain long-term customer relationships. For more information, visit its company website at www.npcweb.com.

Safe Harbor Statement
This release contains forward-looking statements regarding expectations for future financial performance, which involve uncertainty and risk. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

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